Exhibit (a)(ii)

LETTER OF TRANSMITTAL

To Tender Shares of Unclassified Common Stock

of

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

Pursuant to the Offer to Purchase

dated July 7, 2015

NUMBER OF SHARES YOU OWN AS OF JULY 2, 2015 =

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. CENTRAL TIME, ON AUGUST 5, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

PRICE(S) (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED:

By checking one or more of the boxes below, you are tendering Shares at the price(s) checked. Only Shares tendered at or below the Purchase Price will be eligible to be purchased. This election could result in none of your Shares being purchased if the Purchase Price is less than the price(s) indicated below. The Purchase Price will be the price that will enable us to purchase the maximum number of Shares having an aggregate purchase price not exceeding $115 million. As a result, the purchase price may be lower than our current or future NAV. You may tender all or a portion of your Shares at up to six different prices listed below. Use the first row if you are tendering all of your Shares at one price. If you are tendering less than all of your Shares, or if you are tendering portions of all of your Shares at different prices, use the second row and write the number of your Shares on the line(s) that correspond(s) to the price or prices per Share at which you want to tender the number of Shares indicated, specifying the number of your Shares that you wish to tender at each applicable price. Fractional shares will not be accepted in the second row. (See Section 2 of the Offer to Purchase and Instruction 5 to this Letter of Transmittal.) If you are a participant in the Company’s distribution reinvestment plan (the “DRP”) and elect to tender ALL of your Shares by checking a box in row 1 below, or you tender ALL of your Shares by including them in row 2 and we accept all of your Shares in row 2 for payment in the Offer, then in each such case any Shares you are entitled to receive through the DRP will be tendered. See Section 2 and Summary Term Sheet in the Offer to Purchase and the Instructions accompanying this Letter of Transmittal for more details.

	$6.65	$6.80	$6.95	$7.10	$7.25	$7.36
1. Tendering ALL Shares at ONE Price (Check ONLY ONE box to tender ALL Shares at the indicated price per share.)	☐	☐	☐	☐	☐	☐

------ OR ------
	$6.65	$6.80	$6.95	$7.10	$7.25	$7.36
2. Tendering less than all Shares or tendering Shares at more than one price (Enter the number of Shares per price in whole numbers. Percentages not allowed)

NOTE: If you are completing this row 2, the total number of Shares tendered should not exceed the total number of Shares you own.

Mailing Instructions

☐ Mail to Address of Record			Medallion Signature Guarantee

☐ Mail to Alternate Address listed below.

To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued to an address other than the address of record.

IF YOU COMPLETE THIS SECTION A MEDALLION SIGNATURE GUARANTEE IS REQUIRED.

Issue check to:

Name (Please Print)

Only required if not paying to the
Street Address			address of record. Each signature
must be separately medallion
signature guaranteed. A notarization
City	State	Zip Code	is not acceptable.

Brokerage Account Number—If Applicable

SIGN HERE TO TENDER YOUR SHARES

The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof. (Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company’s records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please write the capacity next to the signature and see Instruction 6 from “Instructions to Letter of Transmittal.”)

Signature & Date — Stockholder/Executor/Personal Representative	If there is no business reply envelope enclosed you must mail to your Custodian identified in the account registration for their signature below.

Signature & Date — Co-Stockholder/Co-Executor

Telephone Number

CUSTODIAN SIGNATURE

Printed Name of Signer for Custodian

Name of Custodian

Custodian Signature

IMPORTANT INSTRUCTIONS AND INFORMATION

REGARDING THE TENDERING OF SHARES OF UNCLASSIFIED COMMON STOCK

of

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

Pursuant to the Offer to Purchase

dated July 7, 2015

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. CENTRAL TIME, ON AUGUST 5, 2015,

UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

Holders of Shares desiring to tender their Shares should complete and sign the accompanying Letter of Transmittal and forward it to the Depositary by one of the permitted methods of delivery listed below to the corresponding address set forth below. Instructions for completing this Letter of Transmittal are included herein, and, if applicable, a pre-addressed envelope to the Depositary is provided herewith. To ensure timely delivery, you may want to consider sending the Letter of Transmittal via overnight courier. If no pre-addressed envelope is enclosed, please see below for methods of delivery for Shares held on your behalf by a broker, dealer, commercial bank, trust company, custodian or other nominee.

The Depositary for the Offer is:

DST Systems, Inc.

Permitted Methods of Delivery to the Depositary:

By Mail:	By Overnight Courier:

Dividend Capital PO Box 219079 Kansas City, MO 64121-9079	Dividend Capital c/o DST Systems, Inc. 430 W. 7th Street, Suite 219079 Kansas City, MO 64105

Telephone For Questions:

888-310-9352

If you have any questions or need assistance in completing the Letter of Transmittal, please contact DST Systems, Inc. by telephone at 888-310-9352.

Delivery of this Letter of Transmittal or any other required documents to the Depositary to an address other than one of the addresses set forth above does not constitute valid delivery.

If no pre-addressed envelope is enclosed and your Shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, you are not the holder of record on our books and you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through such broker, dealer, commercial bank, trust company, custodian or other nominee must not deliver a Letter of Transmittal directly to the Depositary (DST). The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary (DST) on your behalf. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

CERTAIN TERMS AND CONDITIONS

OF

THE OFFER TO PURCHASE

BY

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase up to $115 million of shares of unclassified common stock of Dividend Capital Diversified Property Fund Inc., dated July 7, 2015, as it may be amended from time to time (the “Offer to Purchase”).

Ladies and Gentlemen:

Each stockholder whose signature appears on the Letter of Transmittal (each an “Assignor”) hereby tenders to Dividend Capital Diversified Property Fund Inc., a Maryland corporation (“the “Company”), the number of the Assignor’s shares of unclassified common stock of the Company (the “Shares”) specified in the Letter of Transmittal at a price specified by the Assignor of not greater than $7.36 per Share, which equals the net asset value per Share determined in accordance with the Company’s valuation procedures as of July 6, 2015, or less than $6.65 per Share, net to the Assignor in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in the Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the “Offer”). The Offer, proration period and withdrawal rights will expire at 5:00 p.m. Central Time on August 5, 2015, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the “Expiration Date”).

Stockholders of record of the Company (“Stockholders”) who tender their Shares hereunder will not be obligated to pay transfer fees, brokerage fees, or commissions on the sale of the Shares.

Subject to and effective upon acceptance for payment of and payment for the Shares tendered hereby, the Assignor hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all of the Shares tendered hereby, subject to the proration provisions of the Offer, including, without limitation, all rights in, and claims to, any voting rights, profits and losses, cash distributions accrued or declared with a record date after the Expiration Date and other benefits of any nature whatsoever distributable or allocable to such tendered Shares under the Company’s charter (as amended, restated or otherwise modified from time to time).

Subject to and effective on acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the Assignor hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Shares that are being tendered hereby and irrevocably constitutes and appoints DST Systems, Inc. (the “Depositary”), the true and lawful agent and attorney-in-fact of the Assignor, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the Assignor’s rights with respect to such Shares, to (a) transfer ownership of such Shares on the account books maintained by the Company’s registrar, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, (b) present such Shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.

The Assignor hereby represents and warrants for the benefit of the Company and the Depositary that (i) the Assignor owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign and transfer the Shares tendered hereby, (ii) when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, (iii) such Shares will not be subject to any adverse claims and (iv) the transfer and assignment contemplated in the Letter of Transmittal are in compliance with all applicable laws and regulations. Upon request, the Assignor will execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the assignment, transfer and purchase of Shares tendered hereby and otherwise in order to complete the transactions and transfers to the Company and the Depositary contemplated in the Letter of Transmittal.

It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in the Letter of Transmittal will constitute the Assignor’s representation and warranty to the Company that (a) the Assignor has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (b) such tender of Shares complies with Rule 14e-4.

The Assignor understands that a tender of Shares pursuant to the procedures described in Section 2 of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the Assignor and the Company upon the terms and conditions of the Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Assignor, and any obligation of the Assignor under the Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the Assignor. Except as stated in the Offer, this tender is irrevocable. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

INSTRUCTIONS

to

LETTER OF TRANSMITTAL

for

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

Forming Part of the Terms and Conditions of the Offer

1. Delivery of Letter of Transmittal. The Letter of Transmittal is to be completed by all Stockholders who wish to tender Shares in response to the Offer. For a Stockholder to tender Shares validly, a properly completed and duly executed Letter of Transmittal, along with any required signature guarantees and any other required documents, must be received by the Depositary through one of the permitted methods at the corresponding address on the “Important Instructions and Information” page on or prior to the Expiration Date.

THE LETTER OF TRANSMITTAL (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY (CHOSEN FROM AMONG THE METHODS PERMITTED BY THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN DELIVERED BY ONE OF THE PERMITTED METHODS AND ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted. All tendering Stockholders, by execution of the Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.

2. Minimum Tenders. A Stockholder may tender any or all of his or her Shares in whole or in part. Fractional Shares will not be accepted unless you are tendering all your Shares.

3. Tender Price and Number of Shares Tendered.

To tender all of your Shares at one price: If you are tendering all of your Shares at just one price, check the box in the first row on the Letter of Transmittal corresponding to the price at which you wish to tender all of your Shares. If more than one box in the first row on the Letter of Transmittal is checked, you will be considered to have tendered all of your Shares at the lowest price indicated by you.

To tender less than all of your Shares or to tender all the Shares you own in portions at more than one price: If you are tendering less than all of your Shares or if you are tendering all of your Shares in portions at more than one price, then in the second row on the Letter of Transmittal please indicate the number of Shares at each specific price within the range of $6.65 to $7.36 per Share at which you are tendering the respective number of Shares. Only enter whole numbers of Shares. Be certain that you do not indicate that you are tendering more Shares than you actually own. The number of Shares you enter in the second row on the Letter of Transmittal should not add up to more than the total number of Shares you own. Any given Share cannot be tendered at more than one price. If the total number of Shares you enter in the second row on the Letter of Transmittal exceeds the number of Shares you own, the Letter of Transmittal will be deficient and will not be accepted. To change the price or prices at which your Shares are being tendered, you must properly withdraw the prior tender and submit a new Letter of Transmittal as provided in Section 4 of the Offer to Purchase.

Note for Participants in the Company’s Distribution Reinvestment Plan: If you are a participant in the Company’s distribution reinvestment plan (the “DRP”), any Shares you are entitled to receive through the DRP will be tendered if either of the following two statements is true:

(a)	you elect to tender ALL of your Shares by checking a box in row 1 on your Letter of Transmittal, or

(b)	you tender ALL of your Shares by including them in row 2 on your Letter of Transmittal and we accept all of your Shares in row 2 for payment in the Offer.

If you do not want to tender any Shares that you may receive through the DRP prior to the Expiration Date, then you should tender less than all of your Shares in Row 2 on the Letter of Transmittal by writing in a number of Shares in Row 2 that represents less than all whole Shares you own at the time you submit your Letter of Transmittal.

If you are a participant in the DRP, you tender all of your Shares and we accept all of such Shares for payment, any distributions that are paid on such Shares prior to the Expiration Date will be made in cash. If we do not accept all of your Shares for payment, distributions that are paid on any of your Shares prior to the Expiration Date, including tendered Shares that are accepted by us for payment, will be reinvested in Shares pursuant to the DRP. The Company’s quarterly distribution for the third quarter of 2015 was authorized by the board of directors in June 2015 and will be paid in October 2015, such payment occurring after the Expiration Date.

4. Mailing Instructions: Complete the mailing instructions section if you are requesting that your check be mailed to an address different than the address of record. If you complete this section, each signature must be medallion signature guaranteed.

5. Signatures on Letter of Transmittal. If the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the records of the Company without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are held of record by two or more joint holders, all such holders must sign the Letter of Transmittal.

Please see Section 7 of these Instructions if your Shares are registered in the name of a custodian or other nominee.

If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

6. Guarantee of Signatures. No signature guarantee is required if the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered therewith and the Stockholder(s) have not completed the box captioned “Mailing Instructions.” If one or more Shares are registered in the name of the person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the registered Stockholder, then this Letter of Transmittal must be guaranteed by an eligible guarantor institution.

7. Custodian Information. If no pre-addressed envelope is enclosed and your Shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, you are not the holder of record on our books and you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through such broker, dealer, commercial bank, trust company, custodian or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

8. Waiver of Conditions. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

9. Requests for Assistance and Additional Copies. Questions or requests for assistance may be directed to, and copies of the Offer to Purchase and Letter of Transmittal may be obtained by going to the Company’s website at www.dividendcapitaldiversified.com or by calling DST Systems, Inc. at 888-310-9352.

10. Validity of the Letter of Transmittal. The Company will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and the Company’s determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Company, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.

The Information Agent for the Offer is:

DST Systems, Inc.

Toll Free Telephone Number: 888-310-9352